Exhibit 99.1

For Release: Thursday, Dec. 1, 2011, 10 a.m. EST

GM’s U.S. Sales Up 7 Percent in November

Chevrolet Cruze and Sonic drive 54-percent increase in small and compact car sales

DETROIT – General Motors Co. (NYSE: GM) today reported total sales of 180,402 vehicles in November, up 7 percent compared with November 2010.

Retail deliveries were up 15 percent compared with the same month a year ago and accounted for 77 percent of GM sales. Deliveries to fleets were down 14 percent.

“We are seeing a broad spectrum of customers return to the market,” said Don Johnson, vice president, U.S. Sales Operations. “Truck sales showed a very solid increase, as we expected, but the momentum building behind our most fuel-efficient vehicles was even stronger.”

In November, combined sales of GM small and compact cars, led by the new Chevrolet Sonic and consistently strong-selling Chevrolet Cruze, were up 54 percent compared with a year ago. GM’s total passenger car sales increased 1 percent, crossover sales decreased 9 percent and sales of trucks, which include full-size pickups, vans and SUVs, increased 25 percent.

Highlights for the month include a 34 percent increase in Chevrolet Silverado sales and a 22 percent increase in GMC Sierra sales. Other vehicles posting double-digit sales increases were the Chevrolet Cruze, Camaro, Avalanche, Colorado, Suburban, Tahoe and Express van, the GMC Yukon and Yukon XL, and the Cadillac SRX.

Calendar year to date, all four GM brands have increased their sales compared with the same period a year ago, on the strength of double-digit increases in retail sales.

Sales Highlights	Nov. 2011 Total Sales (vehicles)	Total Change vs. Nov. 2010	Nov. 2011 Retail Sales vs. Nov. 2010	CYTD Total Sales (vehicles)	CYTD Total Sales Change vs. 2010	CYTD Retail Sales Change vs. 2010
Chevrolet	128,907	9.6%	22.9%	1,614,654	13.9%	21.1%
GMC	29,470	6.8%	8.3%	356,026	21.6%	19.1%
Buick	10,880	(7.2%)	(7.1%)	162,659	17.6%	17.8%
Cadillac	11,145	(5.6%)	(1.4%)	136,130	4.5%	11.2%

Total GM	180,402	6.9%	15.1%	2,269,469	14.7%	19.7%

GM ended November with about 620,000 units in dealer stock and expects to end the year with inventory in the high 500,000-unit range, including approximately 200,000 full-size pickup trucks, as previously announced.

Inventory	Units @ Nov. 30, 2011	Days Supply (selling days adjusted)	Units @ Oct. 31, 2011	Days Supply (selling days adjusted)
All Vehicles	623,666	86	592,151	82
Full-size Pickups	202,720	105	207,596	104

Industry Sales	October	Nov. SAAR (est.)	CYTD SAAR (est.)	Full Year 2011 (est.)
Total Vehicles	13.6 million	14.0 million	13.0 million	13.0 million –13.5 million (low end)

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world’s largest and fastest-growing automotive markets. GM’s brands include Chevrolet and Cadillac, as well as Baojun, Buick, GMC, Holden, Isuzu, Jiefang, Opel, Vauxhall and Wuling. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

CONTACT:

Jim Cain

GM Communications

313-407-2843

james.cain@gm.com

Forward-Looking Statements

In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

GM U.S. Deliveries for November 2011 - Divisional Brand Level

*S/D Curr: 25	November				(Calendar Year-to-Date) January - November
*S/D Prev: 24	2011	2010	% Chg Volume	% Chg per S/D	2011	2010	% Chg Volume
Vehicle Total	180,402	168,739	6.9	2.6	2,269,469	1,991,042	14.0
Brand Total	180,402	168,704	6.9	2.7	2,269,469	1,978,995	14.7
Other Brand Total	0	35	***.*	***.*	0	12,047	***.*

GM Vehicle Deliveries by Marketing Division

	2011	2010	% Chg Volume	% Chg per S/D	2011	2010	% Chg Volume
Buick Total	10,880	11,725	-7.2	-10.9	162,659	138,294	17.6
Cadillac Total	11,145	11,801	-5.6	-9.3	136,130	130,207	4.5
Chevrolet Total **	128,907	117,588	9.6	5.2	1,614,654	1,417,672	13.9
GMC Total **	29,470	27,590	6.8	2.5	356,026	292,822	21.6
Brand Total	180,402	168,704	6.9	2.7	2,269,469	1,978,995	14.7
HUMMER Total	0	25	***.*	***.*	0	3,774	***.*
Pontiac Total	0	7	***.*	***.*	0	1,052	***.*
Saab Total	0	0	***.*	***.*	0	608	***.*
Saturn Total	0	3	***.*	***.*	0	6,613	***.*
Other Brand Total	0	35	***.*	***.*	0	12,047	***.*

GM Vehicle Total	180,402	168,739	6.9	2.6	2,269,469	1,991,042	14.0

*	Twenty-five selling days for the November period this year and twenty-four for last year.
**	Calendar Year 2010 includes GMC & Chevrolet Dealer deliveries of commercial vehicles distributed by American Isuzu Motors, Inc.

Sales Reporting and Data Management	Page 1 of 2

GM U.S. Deliveries for November 2011 by Model

	November				(Calendar Year-to-Date) January - November
	2011	2010	% Chg Volume	% Chg per S/D	2011	2010	% Chg Volume
Selling Days (S/D)	25	24

Enclave	3,924	3,810	3.0	-1.1	52,837	48,792	8.3
LaCrosse	4,008	4,070	-1.5	-5.5	53,114	56,038	-5.2
Lucerne	824	1,866	-55.8	-57.6	19,646	24,197	-18.8
Regal	2,120	1,979	7.1	2.8	37,058	9,267	299.9
Verano	4	0	***.*	***.*	4	0	***.*
Buick Total	10,880	11,725	-7.2	-10.9	162,659	138,294	17.6

CTS	3,804	3,727	2.1	-2.0	49,622	40,485	22.6
DTS	264	1,384	-80.9	-81.7	11,423	17,102	-33.2
Escalade	1,274	1,347	-5.4	-9.2	13,189	13,832	-4.6
Escalade ESV	777	763	1.8	-2.2	7,269	7,412	-1.9
Escalade EXT	196	197	-0.5	-4.5	1,774	1,816	-2.3
SRX	4,736	4,076	16.2	11.5	49,581	45,229	9.6
STS	94	307	-69.4	-70.6	3,260	4,144	-21.3
XLR	0	0	***.*	***.*	12	187	-93.6
Cadillac Total	11,145	11,801	-5.6	-9.3	136,130	130,207	4.5

Avalanche	1,857	1,459	27.3	22.2	17,542	18,409	-4.7
Aveo	30	3,262	-99.1	-99.1	28,577	44,586	-35.9
Camaro	5,127	4,164	23.1	18.2	81,495	75,685	7.7
Caprice	167	0	***.*	***.*	781	0	***.*
Captiva Sport	2,915	0	***.*	***.*	5,055	0	***.*
Chevy C/T Series	0	0	***.*	***.*	0	9	***.*
Chevy W Series	0	28	***.*	***.*	0	286	***.*
Cobalt	1	931	-99.9	-99.9	851	96,740	-99.1
Colorado	1,978	1,598	23.8	18.8	28,056	22,255	26.1
Corvette	910	836	8.9	4.5	12,126	11,645	4.1
Cruze	13,238	8,066	64.1	57.6	215,057	13,630	***.*
Equinox	14,936	15,387	-2.9	-6.8	175,079	127,215	37.6
Express	5,387	4,760	13.2	8.6	63,482	53,279	19.2
HHR	23	4,118	-99.4	-99.5	36,862	71,371	-48.4
Impala	10,851	14,693	-26.1	-29.1	160,955	160,667	0.2
Kodiak 4/5 Series	0	6	***.*	***.*	10	1,189	-99.2
Kodiak 6/7/8 Series	0	4	***.*	***.*	0	245	***.*
Malibu	10,269	11,651	-11.9	-15.4	191,774	187,250	2.4
Silverado-C/K Pickup	34,251	25,619	33.7	28.3	367,343	327,617	12.1
Sonic	4,496	0	***.*	***.*	10,035	0	***.*
Suburban (Chevy)	5,787	4,726	22.5	17.6	43,497	40,888	6.4
Tahoe	8,401	6,325	32.8	27.5	72,097	68,193	5.7
TrailBlazer	0	1	***.*	***.*	33	216	-84.7
Traverse	7,144	9,954	-28.2	-31.1	97,805	96,221	1.6
Uplander	0	0	***.*	***.*	0	76	***.*
Volt	1,139	0	***.*	***.*	6,142	0	***.*
Chevrolet Total	128,907	117,588	9.6	5.2	1,614,654	1,417,672	13.9

Acadia	4,886	5,541	-11.8	-15.3	71,933	60,677	18.6
Canyon	462	598	-22.7	-25.8	8,874	7,166	23.8
Envoy	0	1	***.*	***.*	5	82	-93.9
GMC C/T Series	0	0	***.*	***.*	0	54	***.*
GMC W Series	0	25	***.*	***.*	0	382	***.*
Savana	732	949	-22.9	-26.0	14,738	12,792	15.2
Sierra	11,971	9,781	22.4	17.5	132,675	112,999	17.4
Terrain	5,654	5,902	-4.2	-8.0	75,455	51,216	47.3
Topkick 4/5 Series	0	6	***.*	***.*	5	907	-99.4
Topkick 6/7/8 Series	0	0	***.*	***.*	8	418	-98.1
Yukon	2,987	2,317	28.9	23.8	30,282	24,890	21.7
Yukon XL	2,778	2,470	12.5	8.0	22,051	21,239	3.8
GMC Total	29,470	27,590	6.8	2.5	356,026	292,822	21.6

Brand Total	180,402	168,704	6.9	2.7	2,269,469	1,978,995	14.7

HUMMER Total	0	25	***.*	***.*	0	3,774	***.*

Pontiac Total	0	7	***.*	***.*	0	1,052	***.*

Saab Total	0	0	***.*	***.*	0	608	***.*

Saturn Total	0	3	***.*	***.*	0	6,613	***.*

Other Brand Total	0	35	***.*	***.*	0	12,047	***.*

GM Vehicle Total	180,402	168,739	6.9	2.6	2,269,469	1,991,042	14.0

Sales Reporting and Data Management	Page 2 of 2